NUMBER

BTX 00735

Brooklyn

ImmunoTherapeutics

SHARES

CUSIP 114082 10 0

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

This certifies that

SPECIMEN

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.005 PAR VALUE PER SHARE, OF

BROOKLYN IMMUNOTHERAPEUTICS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

Dated:

BROOKLYN IMMUNOTHERAPEUTICS, INC. CORPORATE SEAL 1984 DELAWARE

PRESIDENT & CHIEF EXECUTIVE OFFICER

EXECUTIVE VICE PRESIDENT & ASSISTANT SECRETARY

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(BROOKLYN, NY)
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE